Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: April 26, 2007

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended February 28, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: April 26, 2007

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended February 28, 2007

29X	Putnam Floating Rate Income Fund
7BF	Putnam Income Strategies Fund
2MF	Putnam Small Cap Value Fund
061	Putnam High Income Securities Fund
274	Putnam New Value Fund
014	Putnam High Yield Trust
021	Putnam Health Sciences Trust
2AZ	Putnam International Capital Opportunities Fund
018	Putnam Global Natural Resources Fund